Exhibit 10.11

[For Independent Directors]

WESCO HOLDINGS, INC.

EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

GRANT NOTICE

Unless otherwise defined herein, the terms defined in the Equity Incentive Plan of Wesco Holdings, Inc. (the “Plan”) shall have the same defined meanings in this Stock Option Agreement, which includes the terms in this Grant Notice (the “Grant Notice”) and Appendix A attached hereto (collectively, the “Agreement”).

You have been granted an Option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Agreement, as follows:

Name of Optionee:

Total Number of Shares

Subject to the Option:

Exercise Price per Share:                                                                                                                                                                $

Total Exercise Price on Grant Date:                                                                                                         $

Grant Date:

Type of Option:                                                                                                                                                                                                           Non-Qualified Stock Option

Final Expiration Date:

Vesting Schedule:	This Option will vest and become exercisable in accordance with the vesting schedule set forth in Section 2.1 of Appendix A.

Your signature below indicates your agreement and understanding that this Option is subject to all of the terms and conditions contained in the Agreement (including this Grant Notice, Appendix A to the Agreement, and the Plan).  ACCORDINGLY, PLEASE BE SURE TO READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS OPTION.

WESCO HOLDINGS, INC.		OPTIONEE

By
Name:
Title:

APPENDIX A TO STOCK OPTION AGREEMENT

ARTICLE I.
GRANT OF OPTION

Section 1.1             Grant of Option.  The Company hereby grants to the Optionee the Option to purchase any part or all of an aggregate of the Shares set forth in the Grant Notice pursuant to which this Appendix is attached, upon the terms and conditions set forth in the Plan and this Agreement (including the Grant Notice and this Appendix).  The Optionee hereby agrees that except as required by law, he or she will not disclose to any Person other than the Optionee’s spouse and/or tax or financial advisor (if any) the grant of the Option or any of the terms or provisions hereof without the prior approval of the Administrator, and the Optionee agrees that, in the discretion of the Administrator, the Option shall terminate and any unexercised portion of such Option (whether or not then exercisable) shall be forfeited if the Optionee violates the non-disclosure provisions of this Section 1.1.

Section 1.2             Option Subject to Plan.  The Option granted hereunder is subject to the terms and provisions of the Plan, including without limitation, Article V and Article VIII thereof.

Section 1.3             Option Price.  The Exercise Price of the Shares covered by the Option shall be the Exercise Price per Share as set forth in the Grant Notice (without commission or other charge).

ARTICLE II.
VESTING SCHEDULE; EXERCISABILITY

Section 2.1             Vesting and Exercisability of the Option.

(a)           Vesting.  Except as provided below, the Option shall become vested and exercisable, so long as the Optionee remains continuously an Independent Director from the date hereof through each applicable date set forth below, as follows:

(i)            20% of the Options shall become vested and exercisable on [                      ];

(ii)           20% of the Options shall become vested and exercisable on [                      ];

(iii)          20% of the Options shall become vested and exercisable on [                      ];

(iv)          20% of the Options shall become vested and exercisable on [                      ]; and

(v)           20% of the Options shall become vested and exercisable on [                      ].

(b)           Liquidity Event Vesting.  The Option shall become fully vested and exercisable immediately prior to the effective date of the first Liquidity Event.

(c)           Discretionary Vesting.  The Administrator in its sole discretion may accelerate the vesting of any portion of the Option that does not otherwise vest pursuant to this Section 2.1.

Section 2.2             No Vesting of Options.  Notwithstanding anything to the contrary in this Agreement, any portion of the Option that has not become vested pursuant to Section 2.1 on or prior to the date of the

Optionee’s termination of service as an Independent Director shall be forfeited and shall not thereafter become vested or exercisable.

Section 2.3             Exercisability of the Option.   The Optionee shall not have the right to exercise the Option until the date the applicable portion of the Option becomes vested pursuant to Section 2.1.  The date that the applicable portion of the Option becomes exercisable is referred to herein as the “Exercise Commencement Date.”  Subject to Section 8.1 of the Plan, following the Exercise Commencement Date, the applicable portion of the Option shall remain exercisable until it becomes unexercisable under Section 2.4.  Once the Option becomes unexercisable, it shall be forfeited immediately.

Section 2.4             Expiration of the Option.

(a)           The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(i)            The Final Expiration Date;

(ii)           Except for such longer period of time as the Administrator may otherwise approve, the thirtieth (30) day following the date of the Optionee’s termination of service as an Independent Director for any reason other than Cause, death or Disability;

(iii)          Except as the Administrator may otherwise approve, the date of the Optionee’s termination of service as an Independent Director for Cause; or

(iv)          Except for such longer period of time as the Administrator may otherwise approve, the expiration of twelve (12) months following the Optionee’s termination of service as an Independent Director by reason of the Optionee’s death or Disability.

(b)           The Company may exercise its Repurchase Right (as defined in Section 2.7) regardless of whether the Optionee continues to have a right to exercise the Option under this Section 2.4.

(c)           For the purposes of the Plan and this Agreement, the date of the Optionee’s termination of service as an Independent Director shall be the last day of the Optionee’s service to the Company as an Independent Director, as determined by the Administrator, whether such day is selected by agreement with the Optionee or unilaterally by the Company or its Subsidiary and whether with or without advance notice.  For the avoidance of doubt, no period of notice that is given or that ought to have been given to the Optionee under applicable law in respect of such termination of service as an Independent Director will be utilized in determining entitlement under the Plan, the Stockholders Agreement or this Agreement.  Any action by the Company or its Subsidiary taken in accordance with the terms of the Plan and this Agreement as set out aforesaid shall be deemed to fully and completely satisfy any liability or obligation of the Company or its Subsidiary to the Optionee in respect of the Plan or this Agreement arising from or in connection with the Optionee’s termination of service as an Independent Director, including in respect of any period of notice given or that ought to have been given under applicable law in respect of such termination of service as an Independent Director.

Section 2.5             Partial Exercise.  Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable.

Section 2.6             Exercise of Option.  The exercise of the Option shall be governed by the terms of this Agreement and the terms of the Plan, including, without limitation, the provisions of Article V of the Plan.

Section 2.7             Repurchase Right.

(a)           Upon the Optionee’s termination of service as a Service Provider, the Company shall have the right and option to repurchase (the “Repurchase Right”) all or any portion of the Shares received by the Optionee upon exercise of the Option, which Shares were held by the Optionee or any Permitted Transferee at the time of the Optionee’s termination of service as a Service Provider, at the Repurchase Price specified below for a period beginning on the date of the Optionee’s termination of service as a Service Provider and ending on the later of (i) seven (7) months following the date on which the Option is no longer exercisable pursuant to Section 2.4 and (ii) seven (7) months following the date of the Optionee’s termination of service as a Service Provider (the “Repurchase Period”).

(b)           The per Share purchase price of the Shares subject to the Repurchase Right (the “Repurchase Price”) shall be:

(i)            With respect to the repurchase of Shares in connection with the Optionee’s termination of service as a Service Provider for Cause, the Repurchase Price shall be the lesser of the Exercise Price or the Fair Market Value of such Shares on the date that the Company elects to effect its Repurchase Right in accordance with Section 2.7(c).

(ii)           With respect to the repurchase of Shares in connection with the Optionee’s termination of service as a Service Provider for any reason other than for Cause, including voluntary departures, death, Disability or termination without Cause, the Repurchase Price shall be the Fair Market Value of such Shares on the date the Company elects to effect its Repurchase Right in accordance with Section 2.7 (c).

(iii)          Notwithstanding the foregoing, if the Company exercises its Repurchase Right with respect to an Optionee who holds Common Stock (including the Shares received by the Optionee upon exercise of the Option, or any other shares) with an aggregate Fair Market Value of at least $250,000 (before giving effect to the Repurchase Right), the Company may, in its sole discretion, pay the Repurchase Price in three (3) equal installments commencing on the date that the Repurchase Right is effected and payable annually thereafter.  Any payment of the Repurchase Price made pursuant to this Section 2.7(b)(iii) shall be made pursuant to a promissory note with a term not in excess of two years and accruing interest at the prime rate advertised in the Wall Street Journal on the date the Repurchase Right is effected, compounded annually.  Notwithstanding anything herein to the contrary, no payment shall be made under this Section 2.7(b), or under any promissory note issued by the Company pursuant to this Section 2.7(b)(iii), that would cause the Company to violate any law, or any rights or preference of preferred stockholders of the Company, any banking agreement or loan or other financial covenant or cause default of any senior indebtedness of the Company, regardless of when such agreement, covenant or indebtedness was created, incurred or assumed.  Any payment under this Section 2.7(b) that would cause such violation or default shall result in an extension of the Repurchase Period set forth in Section 2.7(a), in the sole discretion of the Board, until such payment shall no longer cause any such violation or default and at which time the Repurchase Right may be exercised.  The Repurchase Right shall terminate upon the closing of the Company’s initial public offering or upon consummation of a Corporate Event, in either case as a result of which shares of the Company (or successor entity) of the same class as the Shares are registered under Section 12 of the Exchange Act.

(c)           The Company shall effect the Repurchase Right (if so elected) by delivering or mailing to the Optionee (and/or, if applicable, any Permitted Transferees) written notice within the Repurchase Period, specifying a date within such Repurchase Period on which the Repurchase Right shall be effected and the number of Shares as to which the Repurchase Right is being exercised.  Upon such notification, the Optionee and any Permitted Transferees shall promptly surrender to the Company any certificates representing the Shares being purchased, together with a duly executed stock power for the transfer of such Shares to the Company, free and clear of any liens or encumbrances.  Subject to Section 2.7(b)(iii) above, upon the Company’s receipt of the certificates from the Optionee or any Permitted Transferees, the Company shall deliver to him, her or them a check for the Repurchase Price of the Shares being purchased, provided, however, that the Company may pay the Repurchase Price for such Shares by offsetting and canceling any indebtedness then owed by the Optionee to the Company or any Affiliate.  The Repurchase Right specified herein shall survive and remain in effect as to the Shares received by the Optionee upon exercise of the Option following any Corporate Event, except as provided in Section 2.7(b)(iii).

Section 2.8             Manner of Exercise; Tax Withholding.

(a)           Unless determined otherwise by the Administrator, as a condition to the exercise of the Option, the Optionee shall (i) notify the Company at least thirty (30) days prior to exercise and no earlier than ninety days prior to exercise that the Optionee intends to exercise, and (ii) concurrently with the exercise of the Option, execute the Stockholders Agreement, unless the Optionee has already executed the Stockholders Agreement.  This Section 2.8(a) shall not apply if the Shares underlying the Option are registered on Form S-8.

(b)           To the extent permitted by law or the applicable listing rules, if any, the Optionee may pay for the Shares with respect to which such Option or portion of such Option is exercised through (i) payment in cash; (ii) with the consent of the Administrator, the delivery of Shares which are owned by the Optionee, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate Exercise Price of the exercised portion of the Option; (iii) with the consent of the Administrator, through the surrender of Shares then issuable upon exercise of the Option having a Fair Market Value on the date of the exercise of the Option equal to the aggregate Exercise Price of the exercised portion of the Option; or (iv) with the consent of the Administrator, delivery of a notice that the Optionee has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate Exercise Price; provided, that payment of such proceeds is then made to the Company upon settlement of such sale.

(c)           The Optionee shall make appropriate arrangements for the payment to the Company (or its Subsidiary, as applicable) of all amounts which the Company (or its Subsidiary, as applicable) is required to withhold under applicable law in connection with the exercise of the Option.  With the consent of the Administrator and subject to any applicable legal conditions or restrictions, the Company shall, upon the Optionee’s request, withhold from the Shares otherwise issuable to the Optionee upon the exercise of the Option or any portion thereof a number of whole Shares having a Fair Market Value, determined as of the date of exercise, not in excess of the minimum of tax required to be withheld by law (or such lower amount as may be necessary to avoid variable award accounting).  Any adverse consequences to the Optionee arising in connection with the Share withholding procedure set forth in the preceding sentence shall be the sole responsibility of the Optionee.

ARTICLE III.
OTHER PROVISIONS

Section 3.1             Optionee Representation; Not a Contract of Service.  The Optionee hereby represents that the Optionee’s execution of this Agreement and participation in the Plan is voluntary and that the Optionee has in no way been induced to enter into this Agreement in exchange for or as a requirement of the expectation of service with the Company or any of its Subsidiaries.  Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue as an Independent Director (or otherwise as a Service Provider) or shall interfere with or restrict in any way the rights of the Company, its Subsidiaries, or their respective stockholders to increase or decrease at any time the fees due to the Optionee as an Independent Director.

Section 3.2             Shares Subject to Plan and Stockholders Agreement; Restrictions on the Transfer of Options and Common Stock.  The Optionee acknowledges that this Option and any Shares acquired upon exercise of the Option are subject to the terms of the Plan and the Stockholders Agreement including, without limitation, the restrictions set forth in Sections 5.6 and 5.7 of the Plan.

Section 3.3             Construction.  This Agreement shall be administered, interpreted and enforced under the laws of the state of Delaware.

Section 3.4             Conformity to Securities Laws.  The Optionee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including without limitation Rule 16b-3.  Notwithstanding anything herein to the contrary, the Plan, the Stockholders Agreement and this Agreement shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 3.5             Stockholder Approval.

(a)           Except as otherwise provided in subsection (b) below, in the event that it shall be determined that any right to receive the Option, payment or other benefit under this Agreement (including, without limitation, the acceleration of the vesting and/or exercisability of the Option and taking into account the effect of this Section) to or for the benefit of the Optionee (the “Payments”), would not be deductible, in whole or part when aggregated with any other right, payment or benefit to or for the Optionee under all other agreements or benefit plans of the Company, by the Company or the Person making such payment or distribution or providing such right or benefit as a result of Section 280G of the Code, then, to the extent necessary to make the Payments deductible to the maximum extent possible (but only to such extent and after taking into account any reduction in the Payments relating to Section 280G of the Code under any other plan, arrangement or agreement), the Option held by the Optionee or any other right, payment or benefit under this Agreement shall not become exercisable, vested or paid.  For purposes of determining whether any of the Payments would not be deductible as a result of Section 280G of the Code and the amount of such disallowed deduction, all Payments will be treated as “parachute payments” within the meaning of Section 280G of the Code, and all “parachute payments” in excess of the “base amount” (as defined under Section 280G(b)(3) of the Code) shall be treated as nondeductible, unless and except to the extent that in the opinion of a nationally recognized accounting firm selected by the Company (the “Accountants”), such Payments (in whole or in part) either do not constitute “parachute payments,” including by reason of Section 280G(b)(4) of the Code, or are otherwise not subject to disallowance as a deduction.  All determinations required to be made under this subsection (a), including whether and which of the Payments are required to be reduced, the amount of such reduction and the assumptions to be utilized in arriving at such determination, shall be made by the Accountants, provided that such determinations shall be based upon “substantial authority” within the meaning of Section 6662 of the Code.

(b)           Notwithstanding any other provision of this Agreement, the provisions of subsection (a) above shall not apply to reduce the Payments if the Payments that would otherwise be nondeductible under Section 280G of the Code are disclosed to and approved by the Company’s stockholders in accordance with Section 280G(b)(5)(B) of the Code and the 280G Regulations.

(c)           The Company shall use its commercially reasonable best efforts to prepare and deliver to its stockholders the disclosure required by Section 280G(b)(5)(B) of the Code with respect to the Payments and to obtain the approval of the Company’s stockholders pursuant to subsection (b) above.

Section 3.6             Amendment, Suspension and Termination.  The Option may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator, provided that, except as provided by Section 8.1 of the Plan, neither the amendment, modification, suspension nor termination of this Agreement (including the Grant Notice) shall, without the consent of the Optionee, materially alter or impair any rights or obligations under the Option.

ARTICLE IV.
DEFINITIONS

Whenever the following terms are used in this Agreement (including the Grant Notice), they shall have the meaning specified below unless the context clearly indicates to the contrary.  Capitalized terms used in this Agreement and not defined below shall have the meaning given such terms in the Plan.  The singular pronoun shall include the plural, where the context so indicates.

Section 4.1             280G Regulations.  “280G Regulations” means the regulation codified at 26 C.F.R. § 1.280G-1.

Section 4.2             Cause.  “Cause” shall mean (a) the Board’s determination that the Optionee failed to substantially perform his duties as an Independent Director (other than any such failure resulting from the Optionee’s Disability); (b) the Optionee’s willful misconduct, negligence or a breach of fiduciary duty that, in each case or in the aggregate, results in material harm to Wesco Aircraft Hardware Corp, a California corporation (“Wesco”) or any of its Affiliates; (c) the Optionee’s willful and material breach of this Agreement or the bylaws of Wesco; (d) the Optionee’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or crime involving moral turpitude; (e) the Optionee’s unlawful use (including being under the influence) or possession of illegal drugs on Wesco’s premises or while performing the Optionee’s duties and responsibilities to Wesco or any of its Affiliates; or (f) the Optionee’s commission of an act of fraud, embezzlement, or misappropriation, in each case, against Wesco or any of its Affiliates.

Section 4.3             “Company” shall mean Wesco Holdings, Inc., a Delaware corporation.

Section 4.4             Effective Date.  “Effective Date” shall mean September 29, 2006.

Section 4.5             Exercise Price.  “Exercise Price” shall mean the per Share price set forth in the Grant Notice.

Section 4.6             Fiscal Year.  “Fiscal Year” shall mean the fiscal year of the Company, as in effect from time to time.

Section 4.7             Final Expiration Date.  “Final Expiration Date” shall mean the date set forth in the Grant Notice.

Section 4.8             Grant Date.  “Grant Date” shall be the date set forth in the Grant Notice.

Section 4.9             Grant Notice.  “Grant Notice” shall mean the Grant Notice referred to in Section 1.1 of this Agreement, which Grant Notice is for all purposes a part of the Agreement.

Section 4.10           Liquidity Event.  “Liquidity Event” shall mean either (a) the consummation of the sale, transfer, conveyance or other disposition in one or a series of transactions, of the equity securities of the Company or its successor held, directly or indirectly, by all of the Principal Stockholders in exchange for cash, or in the case of any transaction resulting in the exchange for consideration other than cash (“non-cash consideration”) the receipt of cash upon the disposition of such non-cash consideration, such that immediately following such transaction or disposition (or series of related transactions or dispositions), the total number of all equity securities held, directly or indirectly, by all of the Principal Stockholders and any Affiliate of any Principal Stockholders is, in the aggregate, less than 30% of the total number of equity securities (as such securities may be adjusted for the occurrence of a corporate event) held, directly or indirectly, by all of the Principal Stockholders and any Affiliate of any Principal Stockholders as of the Effective Date; or (b) the consummation of the sale, lease, transfer, conveyance or other disposition (other than by way of merger, equity purchase or consolidation), in one or a series of transactions, of all or substantially all of the assets of the Company, or the Company and its subsidiaries taken as a whole, to any “person “ (as such term is defined in Section 13(d)(3) of the Exchange Act) other than to any Principal Stockholders or an Affiliate of any Principal Stockholders.

Section 4.11           Option.  “Option” shall mean the option to purchase Common Stock granted under this Agreement.

Section 4.12           Optionee.  “Optionee” shall be the Person designated as such in the Grant Notice.

Section 4.13           Permitted Transferee.  “Permitted Transferee” shall have the meaning given such term under the Stockholders Agreement.

Section 4.14           Plan.  “Plan” shall mean the Equity Incentive Plan of Wesco Holdings, Inc.